UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2017

ATLAN MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-211184	81-5237359
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1075 N. Peachtree Street, Ste 3650, Atlanta, Ga	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 965-3645

This Current Report on Form 8-K is filed by Atlan Media, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 8.01. Other Events.

Effective February 1, 2017, the Registrant changed the name of the corporation from Atlan Media, Inc. to Wussler Worldwide Media Company.

Effective February 1, 2017, the Registrant effected a 1:5 reverse stock split of its 466,273,425 issued and outstanding shares of common stock, so that after the reverse split the number of common shares outstanding will be 93,254, 685. No consideration will be paid to fractional share owners, instead they will be rounded up to the nearest one share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2017	ATLAN MEDIA, INC.

/s/ Timothy Holly
	By:	-------------------------------
Timothy Holly
Chairman and CEO